Exhibit 2.n.(i)


SULLIVAN & CROMWELL
125 Broad Street
New York, New York 10004


                                                     May 21, 1998


CVS Automatic Common
   Exchange Security Trust,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.

Dear Sirs:

         We have acted as special tax counsel to CVS Automatic Common Exchange Security Trust (the "Trust") in connection with the Registration Statement on Form N-2 of the Trust filed with the Securities and Exchange Commission (the "Registration Statement") filed pursuant to Rule 462(b) under the Securities Act and hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Considerations" in the Prospectus incorporated in the Registration Statement.

         We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "Certain Federal Income Tax Considerations" in such Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               Very truly yours,


                                               /s/ Sullivan & Cromwell